                           SALE OF ASSETS AGREEMENT

     This Agreement dates as of the 1 day of September, 1997, between DRY DOCK DISTRIBUTORS, INC., a Florida corporation, d/b/a Bay Purveyors ("Seller") and TERRACE HOLDINGS, INC., a Delaware corporation or its designee ("Purchaser").

                                  WITNESSETH:

     Whereas, the parties hereto desire that assets of Seller be sold to Purchaser and that certain liabilities of Seller be assumed by Purchaser pursuant to this Agreement on the date and at the time provided for herein (the "Closing Date"); and

     Whereas, the parties hereto desire to set forth certain representations, warranties and covenant made by each to the other as an inducement to the consummation of the sale and certain additional agreements related to the sale.

     Now, Therefore, in consideration of the premises and of the mutual representations, warranties and covenants herein contained, the parties hereby agree as follows:

                                   Article I

                                     SALE

(S)1.1 Purchase and Sale

       Subject to the terms and conditions herein on September ___, 1997, at 1:00 p.m. or at such other time and place as shall be agreed upon by the parties in writing (the "Closing Date") at the offices of the Purchaser in Fort Lauderdale, Florida, the following sale shall take place.

(S)1.2 Sale of Assets and Assumption of Liabilities

       The Seller shall sell all of its assets as of the Closing Date for a total price to be paid to Seller equal to the aggregate of the Non-Assumed Liabilities (the "Cash Purchase Price") as defined in (S)1.3 of this agreement, and except for the Non-Assumed Liabilities, Purchaser shall assume all of the liabilities of Seller as such liabilities shall exist on the Closing Date. All of such liabilities as of September 1, 1997 are listed on schedule 1.2.

(S)1.3 Liabilities Not Assumed

       Purchaser shall not and does not assume the liability and obligation of Seller for the following loans plus accrued interest thereon (the "Non-Assumed Liabilities"): Loans from officers of Seller in the principal amount of $90,000, loans from Classics III, Inc. in the principal amount of $20,000, and revolving line of credit from Commercial Bank of Florida in the principal amount of $200,000, all of which are set forth on schedule 1.3 with the respective interest rates and estimated accrued interest as of September 1, 1997. Seller shall promptly satisfy the Non-Assumed Liabilities out of the proceeds of sale and indemnify and hold Purchaser harmless from and against such obligations and liabilities.

(S)1.4 Partial Guaranty of Accounts Receivable.

       Seller shall indemnity and hold Purchaser harmless for any accounts receivable purchased on the Closing Date which are not collectible 120 days following the Closing Date; provided, however, such indemnification shall not apply to the first $10,000 of any third party uncollectible accounts receivable. Purchaser shall assign to Seller its interest in such uncollectible accounts receivable in excess of $10,000 in consideration of the indemnity payment.

(S)1.5 Closing Documents

       At the closing the Seller shall tender to Purchaser the following fully executed documents to the Purchaser:

       (a) A bill of sale for all fixtures, equipment, inventory and accounts receivable in the form attached as Exhibit A.

       (b)  All documents necessary to transfer the cash type assets.

       (c) In the event Purchaser's lender requires a landlord agreement to secure the priority of its lien on personalty, Seller shall use its best efforts to obtain such agreement from the landlord of the warehouse premises referred to in (S)1.8 including an assignment of lease or sublet agreement in connection therewith.

       (d) Notice that there are no federal or state tax liens on its equipment or fixtures or any of the other property conveyed by this Agreement as of the Closing Date.

       (e) Notice that, except for the financing statement filed by Commercial Bank of Florida securing a credit line in the approximate amount of $200,000, there are no financing statements or other liens or other claims recorded or noticed pertaining to said property conveyed by this Agreement as of the Closing Date.

(S) 1.6 Purchase Price and Terms

     At the closing the Purchaser shall deliver its bank or cashier's check or wire transfer funds in the amount of the Cash Purchase Price.

(S) 1.7 Assignment of Name

     Seller assigns to Purchaser on the Closing Date all of its right to use the name "Bay Purveyors" and all derivatives and permutations thereof. Immediately subsequent to the Closing Date, Seller shall cease to use or employ the name "Bay Purveyors" and all derivatives and permutations thereof.

(S) 1.8 Lease of Warehouse

     The parties hereto acknowledge that Seller's lease of its warehouse and offices at 2177 N.W. 8/th/ Avenue, Miami, Florida is on a month to month tenancy with a ninety day notice requirement to terminate the lease. The parties shall cooperate and do all reasonable things necessary to allow operation of the business to continue at such location for as long as Purchaser requires. Purchaser shall indemnify and hold Seller harmless from any and all liabilities arising out of said lease subsequent to the Closing Date including without limitation any rent owed to landlord as the result of failing to provide ninety days termination notice to landlord and any utility cost or service contract including but not limited to the contract for the alarm system and maintenance of the refrigeration equipment. Seller shall indemnify and hold Purchaser harmless from any and all liabilities not listed on schedule 1.2 arising out of said lease provided Seller had actual knowledge or should have known of such liabilities and provided further that such liabilities were incurred on or before the Closing Date.

(S) 1.9 Risk of Loss and Insurance Policies

     Seller shall bear all risk of loss through and including the Closing Date. Purchaser acknowledges that all insurance policies listed herein pursuant to
(S)2.1(b) of this Agreement are part of a master policy and are nonassignable and Purchaser further acknowledges its responsibility to replace all insurance policies following the Closing Date.

(S) 1.10 Services of Affiliates.

     All obligations for services and supplies provided by Collins Fish & Seafood, Inc. and other affiliates of Seller that are incurred in the ordinary course of business subsequent to the Closing Date including without limitation accounting services and truck rentals shall be promptly paid in the ordinary course of business by Purchaser. Following written notification to Seller, the provision of such services and supplies may be terminable at will by Purchaser without Purchaser incurring further obligation.

                                  Article II

                           SELLER'S REPRESENTATIONS

(S)2.1 Representations and Warranties of Seller

     Seller represents and warrants to Purchaser as of the date hereof and on the Closing Date as follows (all representations and warranties being joint and several):

     (A) TITLE. To the best knowledge and belief of Seller, Seller has good and marketable title to all assets and leasehold estates, real and personal, to be transferred pursuant to this agreement subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance or charge except for:

         (1)  liens for current taxes and assessments not in default; and

         (2) liens reflected on schedule 1.3 as securing specified liabilities (with respect to which no default exists); and

         (3) liens arising by operation of law of which, except to the extent disclosed on schedule 2.1(a)(3), the Seller has no knowledge of any such liens existing.

     (B) INSURANCE. The Seller has delivered to Purchaser a list (schedule 2.1(b)), complete in all material respects, as of December 31, 1996 of all insurance policies carried by Seller. Seller carries insurance, which it believes to be adequate in character and amount, with reputable insurers in respect of its properties, assets, and business and such insurance policies are still in full force and effect.

     (C) VIOLATIONS, SUITS, ETC. In all respects material to the business, financial condition and properties of the Seller on a consolidated basis, Seller is not in default under any law or regulation, or under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located, and, except to the extent set forth on the schedule 2.1(a)(3), there are (1) no claims, actions, suits or proceedings instituted or filed or, (2) to the knowledge of the Seller there are no claims actions, suits or proceedings threatened presently or which in the future may be threatened against or affecting Seller at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located.

     (D) TAX RETURNS. Seller has filed all requisite federal, state and other tax returns due for all fiscal periods ended on or before December 31, 1996. Except as set forth on schedule 1.2, there are not claims against Seller for federal, state or other taxes for any period or periods to and including December 31, 1996. Except only as disclosed on schedule 1.2, the amounts shown as provisions for taxes on the financial statements of Seller as of December 31, 1996 delivered to Purchaser are sufficient for the payment of all taxes of all kinds for all fiscal periods ended on or before that date. Copies of the federal, state and local income tax returns of Seller for its last three fiscal years have heretofore been furnished to Purchaser.

     (e) SALES TAX MATTERS. No sales by Seller constitute "retail sales" within the meaning of (s) 212.02 of the Florida Revenue Act of 1949 and Seller as of the Closing Date has no obligation to pay Florida sales taxes on its revenue.

     (f) ACCOUNTS RECEIVABLE. With respect to the accounts receivable of Seller as of the date hereof, there has not been any adverse change of which Seller has been advised and to the knowledge of Seller all of such accounts receivable are collectible in the ordinary course of business.

     (g) THIRD PARTY CONSENTS. Except for the landlord of the warehouse premises referred to in (s) 1.8, no other third party consents are necessary to transfer the assets of Seller as contemplated by this agreement.


                                  Article III

                      COVENANTS OF SELLER'S STOCKHOLDERS

(s) 3.1 Covenants of Seller's Stockholders Prior to Closing

Between the date of this Agreement and the Closing Date:

     (a)  The Seller's stockholders will cause Seller to:

               (1) Carry on its business in substantially the same manner as it has heretofore and not incur any additional material liabilities outside the normal course of business without the prior written consent of Purchaser or introduce any material new method of management, operation or accounting;

               (2) Maintain its properties and facilities in as good working order and condition as at present ordinary wear and tear excepted;

               (3) Perform all material obligations under agreements relating to or affecting its assets properties and rights;

               (4) Keep in full force and effect present insurance policies or other comparable insurance coverage; and

               (5) Use its best efforts to maintain and preserve its business organization intact, retain it present employees and maintain its relationships with suppliers, customers and others having business relations with it.

     (b) The Seller's stockholders will not permit the Seller without the prior written consent of Purchaser to:

               (1) Declare or pay any dividend or make any distribution in respect of their stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of their stock;

               (2) Enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures except in the normal course of business;

               (3) Increase the compensation payable or to become payable to any officer, employee or agent, or make any bonus payment to any such person;

               (4) Except for any lien reflected on schedule 1.2 and schedule 1.3, permit to exist, create, or assume any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired; or

               (5) Sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the normal course of business.


                                  Article IV

                    CONDITIONS TO THE OBLIGATIONS OF SELLER

(S) 4.1   Conditions

The obligations of Seller hereunder is, at its option, subject to the satisfaction, on or prior to the Closing Date of the following conditions: the Seller shall have received a copy of the resolution authorizing the execution, delivery and performance of this agreement by Purchaser certified by the secretary of Purchaser to have been adopted by the board of directors of Purchaser and to be in full force and effect as of the Closing date.


                                   Article V

                         REPRESENTATIONS OF PURCHASER

(S) 5.1 Representations of Purchaser

     Purchaser represents and warrants to Seller as of the date hereof and on the Closing Date, that the execution, delivery and performance of this Agreement by Purchaser has been duly authorized by the board of directors of Purchaser and the Agreement constitutes the valid and binding obligation of Purchaser and that a properly certified board of directors resolution to this effect will be presented to Seller before the Closing Date.

                                  Article VI

                                    GENERAL

(s) 6.1   Additional Instruments

     The parties hereto shall deliver or cause to be delivered on the Closing Date, and at such other times and places as shall be reasonably agreed on, such additional instruments as any party may reasonably request for the purpose of carrying out this agreement. Seller will cooperate and use its best efforts to have the present officers, directors and employees of Seller cooperate on and after the effective date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

(s) 6.2 Entire Agreement

     This agreement (including the schedules and annexes hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding between the parties hereto and supersede any prior agreement and understanding relating to the subject matter of this agreement This agreement may be modified or amended only by a duly authorized written instrument executed by the parties hereto.

(s) 6.3 Counterparts

     This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. It shall not be necessary that any single counterpart hereof be executed by all parties hereto so long as at least one counterpart is executed by each party.

(s) 6.4 Notices

     Any notice or communication required or permitted hereunder shall be sufficiently given if sent by first class mail, postage prepaid or by facsimile transmission with confirmation by first class mail, postage prepaid:

     (a) To Purchaser at Terrace Holdings, Inc., 2699 Stirling Road, Suite C-405, Fort Lauderdale Florida 33312 (Facsimile telephone number 954-891-0993). With a copy to: Gerald L. Fishman, Esq., Fishman & Merrick, P.C., Suite 3500, 30 North Lasalle Street, Chicago, Illinios 60602 (Facsimile telephone number 312-726-2649).

     (b) To Seller at P.O. Box 1251, Miami, Florida 33138 (Facsimile telephone number 305-754-8385). With a copy to: Alan Rabinowitz, Attorney at Law, 6400 Congress Avenue, Suite 200, Boca Raton, Florida 33487 (Facsimile telephone number 561-994-5915).

(S)  6.5 Survivorship

     All warranties, covenants, representations and guarantees shall survive the closing and execution of the documents contemplated by this agreement for a period of two years from the Closing Date. The parties hereto in executing, and in carrying out the provisions of, this agreement are relying solely on the representations, warranties and agreements contained in this agreement or in any writing delivered pursuant to provisions of this agreement or at the closing of the transactions herein provided for and not upon any representation, warranty, agreement, promise or information, written or oral, made by any person other than as specifically set forth herein or therein.

(S)  6.6 Attorney Fees

     In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to all reasonable costs and reasonable attorneys' fees including those incurred at the appellate level.

(S)  6.7 Law

     This Agreement shall be construed in accordance with the laws of the state of Florida without giving effect to the choice of law principles or rules thereof.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement, or have caused this Agreement to be signed in their respective names by an officer thereunder duly authorized, on the date first above written.


                                                    PURCHASER:

                                                    TERRACE HOLDINGS, INC

                                                    BY: /s/  Jonathan Lasko
                                                        ------------------------

                                                        ITS  Vice President
                                                             -------------------

                                              SELLER:

                                              DRY DOCK DISTRIBUTORS, INC

                                              By: /s/ Kenneth Cohen
                                                 -------------------------------

                                                  Its  PRESIDENT
                                                      --------------------------

The undersigned, constituting all of the stockholders of Seller, join herein for the purpose of consenting to the terms and conditions of this agreement.

                                              STOCKHOLDERS:

                                              /s/ Kenneth Cohen
                                              ----------------------------------
                                              Kenneth Cohen

                                              /s/ I. Buddy Levine
                                              ----------------------------------
                                              I. Buddy Levine

                                              /s/ Mark S. Cohen
                                              ----------------------------------
                                              Mark S. Cohen

                                              /s/ Allen Levine
                                              ----------------------------------
                                              Allen Levine

                                 SCHEDULE 1.2

                 Liabilities of Seller as of September 1, 1997
                      Except for Non-Assumed Liabilities

Secured Liabilities:
  None
Unsecured Liabilities:
  Accounts Payable
   Per Open Account Payable Report               157,603.07
   Open Purchase Orders (1)                       25,728.86
   General Account (Checks on Hold)              120,412.70
   Accounting Fees                                 2,100.00
   Legal Fees                                      5,000.00
   Intercompany Payable - Collins Fish (est.)     15,000.00
                                                 ----------
    Total Accounts Payable as of 9-1-97          325,844.63

(1) Merchandise Received Without Invoice

                                 SCHEDULE 1.3

                            NON-ASSUMED LIABILITIES

                                                                                          Accrued Interest
                                                                                                as of
                                                       Amount         Interest Rate         Sept. 1, 1997
                                                       ------         -------------       ---------------
Secured Liabilities:
     1. Commercial Bank of Florida                   200,000.00       1 Over Prime                    0
                                                     ----------

Unsecured Liabilities:                                20,000.00                 8%                    0
     1. Note Payable - Classics III, Inc.             90,000.00                10%             1,000.00
     2. Notes Payable - Officers                     ----------                               ---------
         Total Unsecured Non-Assumed Liabilities     110,000.00                                1,000.00

                              SCHEDULE 2.1(a)(3)

                       Liens Arising By Operation of Law


                                     NONE

                                SCHEDULE 2.1(B)

                             "INSURANCE CONTRACTS"

CARRTER                  POLICY #                 COVERAGE
-------                  --------                 --------
LIBERTY MUTUAL        441-151-056224-036          COMMERCIAL LIABILITY
LIBERTY MUTUAL        TH1-151-056224-087          UMBRELLA EXCESS LIABILITY
LIBERTY MUTUAL        YM2-097                     MOTOR CARGO
LIBERTY MUTUAL        WC2-151-056224-066          WORKERS' COMPENSATION
LIBERTY MUTUAL        AS1-151-056224-116          AUTOMOBILE LIABILITY
LIBERTY MUTUAL        MX5-151-056224-104          ELECTRONIC DATA PROCESSING

BLUE CROSS AND
BLUE SHIELD FA        28826001                    GROUP LIFE AND DISMEMBERMENT

HUMANA MEDICAL
PLAN INC.             88991-D0677-00              GROUP HEALTH (HMO)

HUMANA HEALTH INC.    80917-D0686-000             GROUP HEALTH (PPO)

                                   EXHIBIT A

                              (Form Bill of Sale)

                                   AGREEMENT
                                   ---------

     THIS AGREEMENT is made and entered into this 26th day of September, 1997, by and between DRY DOCK DISTRIBUTORS, INC., a Florida corporation ("Dry Dock") and TERRACE HOLDINGS, INC., a Delaware corporation ("Terrace Holdings").

     WHEREAS, the parties hereto entered into a certain Sale of Asset Agreement dated September 1, 1997 (the "Sale Agreement") for the sale of assets and assumptions of certain liabilities of Dry Dock.

     WHEREAS, Under the terms of the Sale Agreement, Terrace Holdings is obligated to satisfy certain loans by shareholders of Dry Dock and by an affiliate of Dry Dock in the amount of $111,000 including interest thereon (the "Loans").

     WHEREAS, Terrace Holdings desires to proceed to closing on the Sale Agreement and has requested a extension of time not to exceed thirty days to pay the Loans and Dry Dock is willing to grant such extension subject to the terms and conditions set forth herein.

     NOT THEREFORE, it is agreed as follows:

     1. The parties hereto agree that the amount of debt owed by Terrace Holdings to Dry Dock is One Hundred Eleven Thousand Dollars ($111,000.00).

     2. In order to evidence the aforesaid debt, upon execution of this Agreement, Terrace Holdings shall execute and deliver to Dry Dock a negotiable promissory note (the "Dry Dock Note") in the amount of is One Hundred Eleven Thousand Dollars ($111,000.00) bearing interest at the rate of ten percent (10%) per annum and maturing thirty (30) days from the date of this Agreement.

     3. Until such time that the Dry Dock Note (and accrued interest thereon) is paid in full, thirty five percent (35%) of all collections of (i) the account receivables of Dry Dock transferred in connection with the sale of assets to Terrace Holdings and (ii) new receivables arising out of the sale of inventory of Dry Dock transferred in connection with the sale of assets to Terrace Holdings shall be paid to Dry Dock upon receipt of such funds. In the event the Dry Dock Note is not satisfied thirty days from the date hereof, one hundred percent (100%) of the collections of the aforesaid accounts receivable and one hundred percent (100%) of the accounts receivable related to the continuing business of Dry Dock acquired by Terrace Holdings shall be paid to Dry Dock until the Dry Dock Note is paid in full.

     4. In the event Terrace Holdings increases its line of credit with Foothill Financial, Terrace Holdings agrees to use such proceeds to satisfy the Dry Dock Note immediately.

     5. Terrace Holdings hereby assigns to Dry Dock and grants a security interest to Dry Dock in all of Terrace Holdings right, title and interest in and to all accounts receivable and inventory of Dry Dock transferred in connection with the sale of assets to Terrace Holdings (the "Collateral"). Terrace Holdings shall promptly join with Dry Dock in the execution of one or more Uniform Commercial Code financing statements and shall pay the cost of filing them in all public offices wherever filing is deemed by Dry Dock to be necessary or desirable.

     6. Any payments and proceeds of the Collateral from this date forward shall be deposited in a separate bank account at the Commercial Bank of Florida and the percentage set forth in Paragraph 3 of this Agreement shall be transferred to Dry Dock immediately and until so transferred shall be deemed held in trust by Terrace Holdings for Dry Dock.

     7. Until such time as the Dry Dock Note has been paid in full, Dry shall have the right to inspect the books and records of Terrace Holdings for all matters pertaining to the Collateral upon twenty four hours prior notice to Terrace Holdings.

      IN WITNESS WHEREOF, the undersigned have executed this agreement of the day and year first above written.


                                             TERRACE HOLDINGS, INC

                                             BY: /s/ Jonathan Lasko
                                                 --------------------------

                                                 ITS  Vice President, COO
                                                     ----------------------


                                             DRY DOCK DISTRIBUTORS, INC

                                             BY: /s/  I. Buddy Levine
                                                 --------------------------

                                                 ITS  TREASURER
                                                      ---------------------